UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

8.5% Senior Notes Due 2019

On April 13, 2011, CDW Escrow Corporation (the “Escrow Issuer”), a wholly owned subsidiary of CDW Corporation (the “Company”), completed the sale of $725 million aggregate principal amount of its 8.5% Senior Notes due 2019 (the “Notes”) at an issue price of 100% of the principal amount of the Notes, in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes mature on April 1, 2019 and bear interest at a rate of 8.5% per annum, payable semi-annually on April 1 and October 1 of each year. Interest will accrue from April 13, 2011, and the first interest payment date will be October 1, 2011.

The Escrow Issuer deposited the gross proceeds from the sale of the Notes into a segregated escrow account subject to the satisfaction of the escrow condition. The escrow condition was satisfied as over $665,138,000 in aggregate principal amount of 11.00% Senior Exchange Notes due 2015 (the “Existing Senior Cash Pay Notes”) and 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Existing Senior PIK Election Notes,” and together with the Existing Senior Cash Pay Notes, the “Existing Senior Notes”) were validly tendered in the tender offer. Upon satisfaction of the escrow condition, all of the Escrow Issuer’s obligations under the Notes were assumed by CDW LLC (“CDW”) and CDW Finance Corporation (“CDW Finance,” and together with CDW, the “Issuers”). In connection with such assumption, the Escrow Issuer was released from any obligation under the Notes.

All of the proceeds from the offering were used to pay the consideration in the Issuers’ concurrent tender offer (the “Tender Offer”) for up to $665,138,000 aggregate principal amount of Existing Senior Notes.

A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Indenture

The Notes were issued pursuant to an indenture (the “Original Indenture”), dated as of April 13, 2011, between the Escrow Issuer and U.S. National Bank Association, as trustee (the “Trustee”). Upon satisfaction of the condition for the release of the Notes from escrow, the Escrow Issuer, the Issuers, the Company, certain other guarantors named therein (the “Guarantors”) and the Trustee entered into a supplemental indenture (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), dated as of April 13, 2011, pursuant to which the Issuers assumed all of the Escrow Issuer’s obligations under the Notes and the Escrow Issuer was released from any obligation under the Notes or the Indenture.

The Issuers may redeem the Notes, in whole or in part, at any time prior to April 1, 2015 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Indenture. The Issuers may redeem the Notes, in whole or in part, at any time on or after April 1, 2015 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time prior to April 1, 2014, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, as described in the Indenture, at a redemption price equal to 108.5% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date. If CDW experiences certain change of control events, Note holders may require it to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of CDW and the Guarantors to, among other things, incur or guarantee additional indebtedness or issue preferred stock; pay dividends and make other restricted payments; incur restrictions on the payment of dividends or other distributions from restricted subsidiaries; create or incur certain liens; make certain investments; transfer or sell assets; engage in transactions with affiliates; and merge or consolidate with other companies or transfer all or substantially all of its assets. The Indenture also contains certain restrictions on the business activities, assets and liabilities of CDW Finance. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants and cross acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee, acting at the written direction of the holders of at least 25% in aggregate principal amount of the then outstanding Notes, may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Original Indenture and the Supplemental Indenture, which are filed herewith as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

Registration Rights Agreement

The Notes are entitled to registration rights pursuant to a registration rights agreement, dated as of April 13, 2011 (the “Registration Rights Agreement”) among the Issuers, the Company, the Guarantors and the initial purchasers of the Notes. The Issuers are required to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”), have such registration statement declared effective by the SEC and complete the exchange offer by February 7, 2012, and in certain limited circumstances, to file a shelf registration statement. If the Issuers breach certain of their obligations under the Registration Rights Agreement (including any obligations related to the requirement to complete the exchange offer), the interest rate for the Notes will increase by 0.25% per annum so long as the registration default continues, increasing by an additional 0.25% per annum if such default continues for any subsequent 90-day period, up to a maximum of 0.50% per annum.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.4, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 13, 2011, the Company announced the expiration and final results of the Tender Offer to purchase for cash up to $665,138,000 aggregate principal amount of the Existing Senior Notes. The Tender Offer expired at 8:00 a.m., New York City time, on April 12, 2011 (the “Expiration Date”). As of the Expiration Date, the Issuers had received tenders with respect to $991,996,859 aggregate principal amount of Existing Senior Notes (approximately 82% of the outstanding aggregate principal amount of Existing Senior Notes) pursuant to the Issuers’ Offer to Purchase and Consent Solicitation Statement, dated February 22, 2011 and as subsequently amended and supplemented. Because more than $665,138,000 aggregate principal amount of Existing Senior Notes were validly tendered, the Issuers accepted for payment and paid for $665,138,000 aggregate principal amount of such validly tendered Existing Senior Notes on a pro rata basis on April 13, 2011.

A copy of the press release announcing the expiration and final results of the Tender Offer is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 13, 2011, among the Escrow Issuer and the Trustee.

4.2	Supplemental Indenture, dated as of April 13, 2011, among the Escrow Issuer, the Issuers, the Company, the Guarantors and the Trustee.

4.3	Form of 8.5% Senior Note (included as Exhibit A to Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of April 13, 2011 among the Issuers, the Company, the Guarantors and the initial purchasers of the Notes.

99.1	Press Release dated April 13, 2011, announcing the closing of the Notes offering and Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	April 14, 2011	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer